Bandwidth Announces Fourth Quarter and Full Year 2019 Financial Results
Total fourth quarter revenue of $62.0 million, up 18% year-over-year
CPaaS fourth quarter revenue of $53.4 million, up 21% year-over-year
Active CPaaS customers of 1,728, up 40% year-over-year
Fourth quarter dollar-based net retention rate of 113%
Raleigh, NC - February 20, 2020 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the fourth quarter and full year ended December 31, 2019.
“We finished 2019 strong with a fourth quarter fueled by robust dollar-based net retention and the continued growth of net new and total customers. We serve and collaborate well with our enterprise customers who depend on us for their mission-critical communication needs,” stated David Morken, chief executive officer of Bandwidth. “We begin 2020 with momentum provided by our expanded go-to-market teams, our robust platform of flexible APIs, and a powerfully integrated nationwide IP voice network.”
Fourth Quarter 2019 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2019 was $62.0 million, up 18% compared to $52.3 million in the fourth quarter of 2018. Within total revenue, CPaaS revenue was $53.4 million, up 21% compared to $44.1 million for the fourth quarter of 2018. Other revenue contributed the remaining $8.6 million for the fourth quarter of 2019. Other revenue was $8.2 million in the same period last year.
•Gross Profit: Gross profit for the fourth quarter of 2019 was $29.0 million, compared to $23.6 million for the fourth quarter of 2018. Gross margin for the fourth quarter of 2019 was 47%, compared to 45% for the fourth quarter of 2018. Non-GAAP gross profit for the fourth quarter of 2019 was $31.1 million, compared to $24.9 million for the fourth quarter of 2018. Non-GAAP gross margin was 50% for the fourth quarter of 2019, compared to 48% for the fourth quarter of 2018.
•Adjusted EBITDA: Adjusted EBITDA was $1.2 million for the fourth quarter of 2019, compared to $(0.1) million for the fourth quarter of 2018.
•Net Loss: Net loss for the fourth quarter of 2019 was $(2.0) million, or $(0.08) per share, based on 23.5 million weighted average shares outstanding. During the fourth quarter of 2018, net loss was $(1.3) million, or $(0.07) per share, based on 19.4 million weighted average shares outstanding.
•Non-GAAP Net Loss: Non-GAAP net loss for the fourth quarter of 2019 was $(0.5) million, or $(0.02) per share, based on 23.5 million weighted average shares outstanding. This compares to a Non-GAAP net loss of $(0.8) million, or $(0.04) per share, based on 19.4 million weighted average shares outstanding for the fourth quarter of 2018.

Full Year 2019 Financial Highlights
•Revenue: Total revenue for the full year of 2019 was $232.6 million, up 14% compared to $204.1 million in 2018. Within total revenue, CPaaS revenue was $197.9 million, up 20% compared to $164.4 million in 2018. Other revenue contributed the remaining $34.7 million for the full year of 2019, compared to $39.7 million for the full year of 2018.
•Gross Profit: Gross profit for the full year of 2019 was $107.6 million, compared to $96.0 million in 2018. Gross margin for the full year of 2019 was 46%, compared to 47% in 2018. Non-GAAP gross profit for the full year of 2019 was $114.4 million, compared to $100.6 million in 2018. Non-GAAP gross margin was 49% for the full year of 2019 and 2018.
•Adjusted EBITDA: Adjusted EBITDA was $(1.1) million for the full year of 2019, compared to $16.1 million in 2018.
•Net Income: Net income for the full year of 2019 was $2.5 million, or $0.10 per share, based on 23.9 million weighted average diluted shares outstanding. This compares to net income of $17.9 million, or $0.85 per share, based on 21.1 million weighted average diluted shares outstanding in 2018.
•Non-GAAP Net Income (Loss): Non-GAAP net loss for the full year of 2019 was $(5.3) million, or $(0.23) per share, based on 22.6 million weighted average shares outstanding. This compares to a Non-GAAP net income of $9.0 million, or $0.43 per share, based on 21.1 million weighted average diluted shares outstanding in 2018.
Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Fourth Quarter 2019 Key Metrics
•The number of active CPaaS customers was 1,728 as of December 31, 2019, an increase of 40% from 1,230 as of December 31, 2018.
•The dollar-based net retention rate was 113% during the fourth quarter of 2019, compared to 121% during the fourth quarter of 2018.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of February 20, 2020, Bandwidth is providing guidance for its first quarter and full year 2020 as follows:
•First Quarter 2020 Guidance: CPaaS revenue is expected to be in the range of $55.2 million to $55.7 million. Total revenue is expected to be in the range of $63.2 million to $63.7 million. Non-GAAP loss per share is expected to be in the range of ($0.10) to ($0.12) per share, using 23.6 million weighted average shares outstanding.
•Full Year 2020 Guidance: CPaaS revenue is expected to be in the range of $242.2 million to $244.2 million. Total revenue is expected to be in the range of $272.7 million to $274.7 million. Non-GAAP loss per share is expected to be in the range of approximately of ($0.17) to ($0.27) per share, using 23.6 million weighted average shares outstanding.
Bandwidth has not reconciled its first quarter and full-year guidance related to non-GAAP net loss to GAAP net loss and non-GAAP loss per share to GAAP loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter ended December 31, 2019. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through February 27, 2020, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13698052.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2020 and full-year 2020, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-Q for the period ended September 30, 2019, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after September 30, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options and vested restricted stock, and benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax provision (benefit), interest income, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Revenue:
CPaaS revenue	$44,148	$53,443	$164,415	$197,944
Other revenue	8,195	8,560	39,698	34,650
Total revenue	52,343	62,003	204,113	232,594
Cost of revenue:
CPaaS cost of revenue	25,258	29,273	94,296	110,343
Other cost of revenue	3,483	3,706	13,849	14,616
Total cost of revenue	28,741	32,979	108,145	124,959

Gross profit	23,602	29,024	95,968	107,635
Operating expenses:
Research and development	6,786	8,149	20,897	31,461
Sales and marketing	6,133	9,373	20,731	35,020
General and administrative	13,953	14,963	47,588	58,847
Total operating expenses	26,872	32,485	89,216	125,328

Operating (loss) income	(3,270)	(3,461)	6,752	(17,693)
Other income, net	59	758	301	2,469
(Loss) income before taxes	(3,211)	(2,703)	7,053	(15,224)
Income tax benefit	1,921	747	10,870	17,718
Net (loss) income	$(1,290)	$(1,956)	$17,923	$2,494

Earnings per share:
Net (loss) income per share:
Basic	$(0.07)	$(0.08)	$0.96	$0.11
Diluted	$(0.07)	$(0.08)	$0.85	$0.10

Weighted average number of common shares outstanding:
Basic	19,381,529	23,493,181	18,573,067	22,640,461
Diluted	19,381,529	23,493,181	21,140,382	23,923,777

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Cost of revenue	$34	$53	$114	$211
Research and development	179	360	555	1,461
Sales and marketing	148	307	511	1,199
General and administrative	961	946	2,159	3,755
Total	$1,322	$1,666	$3,339	$6,626

BANDWIDTH INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2018	2019
Assets
Current assets:
Cash, cash equivalents and restricted cash	$41,501	$185,004
Marketable securities	17,400	—
Accounts receivable, net of allowance for doubtful accounts	24,009	30,187
Prepaid expenses and other current assets	6,114	9,260
Deferred costs	2,630	2,498
Total current assets	91,654	226,949
Property and equipment, net	25,136	41,654
Operating right-of-use asset	—	21,031
Intangible assets, net	7,089	6,569
Deferred costs, non-current	1,828	1,952
Other long-term assets	487	1,533
Goodwill	6,867	6,867
Deferred tax asset	17,359	34,861
Total assets	$150,420	$341,416
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,418	$4,190
Accrued expenses and other current liabilities	21,393	27,328
Current portion of deferred revenue	5,324	5,177
Advanced billings	2,588	4,167
Operating lease liability, current	—	4,876
Total current liabilities	32,723	45,738
Operating lease liability, net of current portion	—	19,868
Deferred rent, net of current portion	2,503	—
Deferred revenue, net of current portion	6,424	5,720
Total liabilities	41,650	71,326
Commitments and contingencies
Stockholders’ equity:
Class A and Class B common stock	19	24
Additional paid-in capital	116,600	275,553
Accumulated deficit	(7,848)	(5,528)
Accumulated other comprehensive (loss) income	(1)	41
Total stockholders’ equity	108,770	270,090
Total liabilities and stockholders’ equity	$150,420	$341,416

BANDWIDTH INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2018	2019
Operating activities
Net income	$17,923	$2,494
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,824	9,538
Right-of-use asset amortization	—	4,269
Accretion of bond discount	(164)	(700)
Gain on sale of marketable securities	—	(4)
Amortization of debt issuance costs	64	177
Stock-based compensation	3,339	6,626
Deferred taxes	(10,833)	(17,502)
Loss on disposal of property and equipment	191	456
Changes in operating assets and liabilities:
Accounts receivable	(2,784)	(6,178)
Prepaid expenses and other assets	(1,926)	(4,176)
Deferred costs	243	(69)
Accounts payable	(169)	1,145
Accrued expenses and other liabilities	4,826	5,474
Deferred revenue and advanced billings	6,019	554
Operating right-of-use liability	—	(3,357)
Deferred rent	2,080	—
Net cash provided by (used in) operating activities	24,633	(1,253)
Investing activities
Purchase of property and equipment	(12,419)	(22,215)
Capitalized software development costs	(2,028)	(3,544)
Purchase of marketable securities	(35,236)	(68,361)
Proceeds from sales and maturities of marketable securities	18,000	86,467
Net cash used in investing activities	(31,683)	(7,653)
Financing activities
Payments on capital leases	(92)	—
Payment of costs related to the initial public offering	(285)	—
Payment of costs related to the follow-on public offering	—	(757)
Proceeds from the follow-on public offering, net of underwriting discounts	—	147,391
Payment of debt issuance costs	(25)	(167)
Proceeds from exercises of stock options	11,046	7,357
Proceeds from exercises of warrants	37	—
Equity awards withheld and paid for tax liabilities	—	(1,406)
Net cash provided by financing activities	10,681	152,418
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(9)
Net increase in cash, cash equivalents, and restricted cash	3,631	143,503
Cash, cash equivalents, and restricted cash, beginning of period	37,870	41,501
Cash, cash equivalents, and restricted cash, end of period	$41,501	$185,004

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Consolidated Gross Profit	$23,602	$29,024	$95,968	$107,635
Depreciation	1,275	2,060	4,490	6,583
Stock-based compensation	34	53	114	211
Non-GAAP Gross Profit	$24,911	$31,137	$100,572	$114,429
Non-GAAP Gross Margin %	48%	50%	49%	49%
By Segment
CPaaS

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
CPaaS Gross Profit	$18,890	$24,170	$70,119	$87,601
Depreciation	1,275	2,060	4,490	6,583
Stock-based compensation	34	53	114	211
Non-GAAP CPaaS Gross Profit	$20,199	$26,283	$74,723	$94,395
Non-GAAP CPaaS Gross Margin %	46%	49%	45%	48%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Net (loss) income	$(1,290)	$(1,956)	$17,923	$2,494
Income tax benefit (1)	(1,921)	(747)	(10,870)	(17,718)
Interest income, net	(59)	(748)	(301)	(2,446)
Depreciation	1,586	2,780	5,270	9,018
Amortization	130	130	554	520
Stock-based compensation	1,322	1,666	3,339	6,626
Loss on disposal of property and equipment	164	102	191	456
Adjusted EBITDA	$(68)	$1,227	$16,106	$(1,050)
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $11,887 and $13,484 for the years ended December 31, 2018 and 2019, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net (Loss) Income

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Net (loss) income	$(1,290)	$(1,956)	$17,923	$2,494
Stock-based compensation	1,322	1,666	3,339	6,626
Amortization related to acquisitions	130	130	520	520
Loss on disposal of property and equipment	164	102	191	456
Estimated tax effects of adjustments	(414)	(459)	(1,038)	(1,914)
Income tax (benefit) provision of equity compensation	(672)	4	(11,887)	(13,484)
Non-GAAP net (loss) income	$(760)	$(513)	$9,048	$(5,302)

Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.04)	$(0.02)	$0.49	$(0.23)
Diluted	$(0.04)	$(0.02)	$0.43	$(0.23)

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	19,381,529	23,493,181	18,573,067	22,640,461
Non-GAAP diluted shares	19,381,529	23,493,181	21,140,382	22,640,461

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2018	2019	2018	2019
Net cash provided by (used in) operating activities	$632	$2,227	$24,633	$(1,253)
Net cash used in investing in capital assets (1)	(6,015)	(9,922)	(14,447)	(25,759)
Free cash flow	$(5,383)	$(7,695)	$10,186	$(27,012)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com